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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549

                                  FORM 8-K

                               CURRENT REPORT

                    Pursuant to Section 13 or 15d of the

                    Securities and Exchange Act of 1934


                        ---------------------------

                      Date of Report (Date of earliest
                      event reported) August 22, 1995



                              WLR Foods, Inc.
           (Exact name of registrant as specified in its charter)

         Virginia            0-17060              54-1295923
        (State of        (Commission File     (IRS Employer Iden-
      Incorporation)         Number)            tification No.)


                P.O. Box 7000                        22815
              Broadway, Virginia                  (Zip Code)
   (Address of Principal executive offices)


                               (540) 896-7001
                      (Registrant's telephone number,
                            including area code)


                         Exhibit Index is on Page 4


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Item 5.   Other Events

          On August 22, 1995, WLR Foods, Inc. (the Company) announced that it had entered into an agreement to acquire the chicken processing plant, live production assets and inventories of New Hope Feeds, Inc. and Economy Truck Leasing, Inc., both located in New Hope, North Carolina, for a purchase price of approximately $18 million. The purchase price will consist of a combination of stock and assumption of debt. The transaction is subject to regulatory approval and subject to a third party's right of first refusal.

          The acquired New Hope facility will include a hatchery, feedmill, grain storage facilities and a new processing plant currently producing 250,000 birds per week. Initial annualized sales of the New Hope operation are expected to exceed $40 million.

Item 7.   Financial   Statements,  Pro  Forma   Financial  Information  and
Exhibits

                                  Exhibits

          Exhibit 99     Press Release dated August 22, 1995


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                                 SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              WLR Foods, Inc.


                              By:__________________________________
                                   Delbert L. Seitz
                                   Chief Financial Officer
                                   Secretary and Treasurer


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                               EXHIBIT INDEX

Exhibit No.    Description                             Page Number

99             Press Release dated August 22, 1995          5